Exhibit 15.2

April 9, 2021

To:	17 Education & Technology Group Inc. 16/F, Block B, Wangjing Greenland Center Chaoyang District, Beijing 100102, People’s Republic of China

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4. Information On The Company—C. Organizational Structure—Contractual Arrangements with Our VIE and Its Shareholders” in the annual report of 17 Education & Technology Group Inc. for the year ended December 31, 2020 (the “Annual Report”), which is filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2020.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Tian Yuan Law Firm

Tian Yuan Law Firm